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EXHIBIT 10.29
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AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and between USURF America, Inc., a Nevada corporation ("Parent"), and Alan Taylor ("Taylor").

		WHEREAS, Parent and Taylor are parties to an Agreement and Plan of Reorganization (the "Reorganization Agreement") among, Parent, Taylor, CyberHighway, Inc., and Premier Internet Services, Inc., d/b/a CyberHighway of Southeast Idaho ("Target"), an Internet Service Provider (ISP); and

		WHEREAS, as a condition to the Reorganization Agreement and in consideration of Parent's entering into the Reorganization Agreement, Taylor has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Taylor acknowledges that Taylor, as owner and operator of Target, has been involved, on a high level, in the development, implementation and management of the business strategies and plans of Target, and has received, or may receive, information relating to the national and international business strategies of Parent and such other business, units, divisions, subsidiaries or other entities of Parent. By virtue of Taylor's unique status in the ISP business, the engagement of Taylor in the ISP business as a competitor of Parent represents a serious competitive danger to Parent, and the use of knowledge and information about the business, strategies and plans of Parent can and would constitute a valuable competitive advantage over Parent. In view of the foregoing and in consideration of Parent's entering into the Reorganization Agreement, Taylor covenants and agrees that, for a period of one year after the closing date under the Reorganization Agreement, he will not engage or be engaged, in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Parent, or any of its affiliates, as of the closing date under the Reorganization Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	Section 2. Injunctive Relief. Taylor acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Parent and its affiliates which could not be compensated by money damages. Taylor agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consent to the entry of an appropriate judgment enjoining
Taylor from violating these provisions in the event there is a finding of his breach.

	Section 3. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Parent and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 3, it is understood that every benefit received by Taylor by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 4. Governing Law. This Agreement shall be governed by the laws of the State of Idaho.

	Section 5. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Parent and Taylor hereby duly execute this Agreement Not to Compete on the date indicated below.

                            USURF AMERICA, INC.


Date: August 30, 1999       By: /s/ David M. Loflin
                                 David M. Loflin
                            Its:  President


Date: August 30, 1999       /s/ Alan Taylor
                            Alan Taylor, individually